UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 5, 2009 (June 2, 2009)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

Effective June 2, 2009, the shareholders of MDC Partners Inc. (the “Company”) approved proposed amendments to the Company’s 2005 Stock Incentive Plan.  The approved amendments (i) increased the number of shares of Class A subordinate voting stock (“Class A Shares”) available for issuance under the 2005 Stock Incentive Plan to 4,500,000 Class A Shares; and (ii) permitted Class A Shares authorized for issuance under the 2005 Stock Incentive Plan to be issued to employees to satisfy the exercise of stock appreciation rights (“SARs”) awards under the Company’s Stock Appreciation Rights Plan.

In addition, effective June 2, 2009, the shareholders of the Company approved a proposed amendment to the Company’s Stock Appreciation Rights Plan.  Such amendment permits the Company to use Class A Shares authorized for issuance under the 2005 Stock Incentive Plan to be issued to employees to satisfy the exercise of SARs awards under the Company’s Stock Appreciation Rights Plan.

The above description of the amendments to the Company’s 2005 Stock Incentive Plan and Stock Appreciation Rights Plan (the “Plans”) is not intended to be complete and is qualified in its entirety by reference to the specific language in the Plans attached hereto as Exhibits.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

10.1	Amended 2005 Stock Incentive Plan, adopted by the shareholders of the Company on June 2, 2009
10.2	Amended Stock Appreciation Rights Plan, adopted by the shareholders of the Company on June 2, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 5, 2009	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended 2005 Stock Incentive Plan, adopted by the shareholders of the Company on June 2, 2009
10.2	Amended Stock Appreciation Rights Plan, adopted by the shareholders of the Company on June 2, 2009